Exhibit 10.16.1

EXECUTION VERSION

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This First Amendment to the Registration Rights Agreement, dated as of March 4, 2020 (this “Amendment”), is entered by and among Agilon Health Topco, Inc., a Delaware corporation (the “Company”), and each entity listed on Schedule A to the Agreement (as defined below) (each, an “Investor”).

WHEREAS, the Company and each Investor are parties to the Registration Rights Agreement, dated January 4, 2019 (as amended from time to time, the “Agreement”); and

WHEREAS, in order to induce each Investor to invest additional funds in the Company pursuant to the Investment Agreement entered into by and among the Company and each Investor, dated March 4, 2020, the Company and each Investor agree that the Agreement shall be amended to provide each Investor with the terms and conditions provided to other investors participating in the same financing round.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2. Amendments to the Agreement. Effective as of the date hereof:

(a) Section 1 of the Agreement is hereby amended to delete the definitions for “Affiliate” and “Investment Agreement” and insert each of the following definitions in alphabetical order:

“‘Affiliate’ means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital or other investment fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.”

“‘Carve-out Parties’ has the meaning set forth in Subsection 2.10.”

“‘Contract’ means any legally binding contract, indenture, note, bond, lease, license, instrument, agreement, mortgage, option, warranty, purchase order, insurance policy or benefit plan, or other commitment, whether written or oral.”

“‘Investment Agreements’ means the Investment Agreements, dated January 4, 2019 and March 4, 2020, by and among the Company and each Investor.”

“‘Investors’ means each Investor and any other party that becomes an Investor in accordance with Subsection 3.9 hereof.”

“‘Law’ means any U.S. federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law (including common law).”

(b) Subsection 2.1(b) of the Agreement is hereby amended and restated in its entirety as set forth below:

“Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from one or more Holders holding, in the aggregate, at least 210,000 Registrable Securities (which number shall be appropriately adjusted to reflect any consolidation, sub-division, conversion or similar event affecting the Registrable Securities after the date hereof) then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $1 million, then the Company shall (i) within ten (10) days after the date such request is given, give a written notice (a “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.”

(c) Subsection 2.10 of the Agreement is hereby amended and restated in its entirety as set forth below:

“‘Market Stand off’ Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the first registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.10 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company (i) uses commercially reasonable efforts to obtain a similar agreement with respect to shares registered to Gerry Ibanez or his successors (collectively, the “Carve-out Parties”) and (ii) obtains a similar agreement from all stockholders (other than the Carve-out Parties) individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.10 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.”

(d) Subsection 3.5(a) of the Agreement is hereby amended to delete the words “the respective parties at their address” and replace them with the words “an Investor at such Investor’s address.”

(e) Subsection 3.5(b) of the Agreement is hereby amended to delete the words “the Schedules” and replace them with the words “Schedule A.”

(f) Subsection 3.9 of the Agreement is hereby amended to delete the words “the Investors” and replace them with the words “an existing Investor.”

3. Date of Effectiveness; Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties thereto. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other party. On and after the date hereof, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.

4. Miscellaneous. Subsections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, 3.10, 3.11 and 3.12 of the Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

THE COMPANY:

AGILON HEALTH TOPCO, INC.

By:	/s/ Ravi Sachdev
	Name:	Ravi Sachdev
	Title:	President

[Signature Page to First Amendment to the Registration Rights Agreement]

INVESTORS:

THE NEW ECONOMY FUND

By:	Capital Research and Management Company, for and on behalf of The New Economy Fund

By:	/s/ Michael J. Triessl
	Name:	Michael J. Triessl
	Title:	Authorized Signer

SMALLCAP WORLD FUND, INC.

By:	Capital Research and Management Company, for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Michael J. Triessl
	Name:	Michael J. Triessl
	Title:	Authorized Signer

[Signature Page to First Amendment to the Registration Rights Agreement]

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